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                                                                      EXHIBIT 11



Titan Wheel International, Inc.
Computation of Earnings Per Common Share
(Amounts in thousands of dollars, except share data)

                                                                                                                Nine Months
                                                             Year ended December 31,                          Ended September 30,
                                            ---------------------------------------------------------      -----------------------
                                               1991       1992        1993          1994        1995          1995         1996
                                               ----       ----        ----          ----        ----          ----         ----
Primary
 Earnings
  Income (loss) before extraordinary
  item and cumulative effect                 ($3,616)  $     4,072   $     6,361  $   18,840    $  37,983   $    28,237  $   30,697

  Extraordinary item and cumulative
  effect, net                                    ---          (533)          ---         ---          ---           ---         ---
                                             -------     ---------        ------     -------   ----------   -----------  ----------

  Income (loss) applicable to common stock   ($3,616)  $     3,539   $     6,361  $   18,840   $   37,983   $    28,237  $   30,697
                                          ==========    ==========        ======     =======   ==========   ===========  ==========

Shares
 Weighted average number of common shares
 outstanding                              19,300,815    17,040,357    13,887,783  16,173,396   19,889,320    19,021,669  22,477,341

 Assuming exercise of options reduced by
  the number of shares which could have
  been purchased with the proceeds from
  the exercise of such options                   ---           ---        58,318      82,546       43,714       58,093      140,071
                                          ----------     ---------    ----------  ----------   ----------   ----------   ----------
 Weighted average number of common
 shares outstanding as adjusted           19,300,815    17,040,357    13,946,101  16,255,942   19,933,034   19,079,762   22,617,412
                                          ==========    ==========    ==========  ==========   ==========   ==========   ==========

 Primary earnings per common share
 Income (loss) before extraordinary
 item and cumulative effect                   ($0.19)  $      0.24   $      0.46  $     1.14   $     1.91   $     1.51   $     1.36

 Extraordinary item and cumulative
 effect, net                                    ----         (0.03)         ----        ----         ----         ----         ----
                                          ----------    ----------    ----------  ----------   ----------   ----------   ----------

  Net income (loss)                           ($0.19)  $      0.21   $      0.46  $     1.14   $    1.91    $     1.51   $     1.36

Assuming full dilution
 Earnings
  Income (loss) before extraordinary
  item and cumulative effect                 ($3,616)  $     4,072   $     6,361  $   18,480   $  37,983    $   28,237   $   30,697

Add after tax interest expense
   applicable to 4 3/4% convertible
   notes and amortization of deferred
   debt issuance costs                          ----          ----           419       3,409       2,918         2,247        2,072
                                          ----------   -----------    ----------   ---------   ----------   -----------  ----------

  Income (loss) before extraordinary
  item and cumulative effect, as
  adjusted                                    (3,616)        4,072         6,780      21,889      40,901        30,484       32,769

  Extraordinary item and cumulative
  effect, net                                   ----          (533)          ---         ---         ---           ---          ---
                                          ----------     ---------    ----------   ---------   ---------    ----------   ----------
   Net income (loss)                         ($3,616)       $3,539   $     6,780  $   21,889   $  40,901    $   30,484   $   32,769
                                          ==========     =========    ==========   =========   =========    ==========   ==========

Shares
 Weighted average number of common
 shares outstanding                       19,300,815    17,040,357    13,946,101  16,255,942   19,933,034   19,079,762   22,617,412

Assuming conversion of convertible
 preferred stock                                 ---           ---           ---     110,157       69,350       92,720            0
 Assuming conversion of 4 3/4%
 convertible notes                               ---           ---       989,001   8,280,000    7,457,222    7,651,860    6,862,493
                                          ----------    ----------    ----------   ----------   ----------  ----------   ----------

Weighted average number of common
 shares outstanding, as adjusted          19,300,815    17,040,357    14,935,102  24,646,099   27,459,606   26,824,342   29,479,905
                                          ==========   ===========    ==========  ==========   ==========   ==========   ==========

Earnings per common share assuming
 full dilution
 Income (loss) before extraordinary          ($0.19)  $      0.24   $      0.46  $     0.89   $     1.50   $     1.15   $     1.12
 item and  cumulative effect
 Extraordinary item and cumulative  effect      ----        (0.03)         ----        ----         ----         ----         ----
                                          ----------      --------    ----------  ----------   ----------    ---------    ---------


   Net income (loss)                         ($0.19)  $      0.21   $      0.46  $     0.89   $     1.50   $     1.15   $     1.12
                                          ==========      ========    ==========  ==========   ==========   ==========   ==========